EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by refernce in Registration Statement No. 333-122976 on Form S-8 and Registration Statement No. 333-116018 on Form S-1 of our report, dated February 18, 2005, which appears in the annual report on Form 10-K of Metropolitan Health Networks, Inc. for the year ended December 31, 2004.

By:	/s/ KAUFMAN, ROSSIN & CO. P.A.
KAUFMAN, ROSSIN & CO. P.A.
Miami, Florida March 21, 2005